Exhibit 99.1

pdvWireless Reports First Quarter Results

Also announces issuance of Notice of Inquiry by FCC

WOODLAND PARK, NJ – August 8, 2017 – pdvWireless, Inc. (NASDAQ: PDVW) a wireless communications carrier focused on developing and offering private network and mobile communication solutions for businesses, reported today its first quarter results for the period ended June 30, 2017.

Financial Results

Revenue for the Company’s first fiscal quarter ended June 30, 2017 was $1.5 million. Revenue for the same period of the prior year was $1.0 million.

Net loss for the Company’s first quarter ended June 30, 2017 was ($7.9 million), or ($0.55) per share. Net loss for the same period of the prior year was ($10.1 million), or ($0.70) per share.

The Company’s revenues for the three months ended June 30, 2017 continued to principally represent its historical software-as-a-service (“SaaS”) business. The increase in revenues for that period, however, in comparison to the revenues for the same period of the prior year, was primarily from its DispatchPlus business.

Cost of revenue for the three months ended June 30, 2017 was $1.7 million and $1.6 million for the same period in the prior year. The increase over the prior period primarily reflects the greater costs to maintain and operate the Company’s DispatchPlus networks.

Operating expenses for the three months ended June 30, 2017 decreased by $2.4 million, or 25%, to $7.1 million from $9.5 million for the three months ended June 30, 2016. The decreases for the three months ended June 30, 2017 was principally driven by lower consulting services for the Company’s spectrum initiatives. During the three months ended June 30, 2016, the Company had incurred $3.4 million in consulting services expenses, principally related to the FirstNet bid opportunity.

In the three months ended June 30, 2017, the Company recorded a non-cash income tax expense of ($0.7 million), or ($0.05) per share, to maintain a full valuation allowance related to its deferred tax assets associated with its spectrum licenses, which are treated as long-lived intangible assets. The Company expects the amortization of its indefinite-lived intangible assets to result in approximately $2.6 million of non-cash deferred income tax expense for the full fiscal year 2018.

Adjusted EBITDA for the first quarter ended June 30, 2017 was negative ($5.6 million). For the same period of the prior year, Adjusted EBITDA was negative ($8.2 million).

The Company made progress across its three key priorities during the first quarter, and most notably, subsequent to the quarter end, in pursuing its regulatory initiatives.  John C. Pescatore, President and CEO of pdvWireless, commented, “I’m pleased to report that on Friday, the FCC issued a Notice of Inquiry, or NOI, related to our Joint Petition for Rulemaking. We believe the NOI signifies the FCC’s interest in conducting a serious and comprehensive evaluation of the current and future rules governing the 900 MHz band.  We are encouraged that the FCC has opened the door to exploring the potential to expand the efficiency and flexibility of the 900 MHz band to enable next generation technologies and services.”

The Company’s first priority is to achieve success with its regulatory initiatives aimed at modernizing the 900 MHz spectrum band, enabling it to provide advanced, innovative and secure solutions to meet the long-term wireless needs of enterprise and critical infrastructure entities. Morgan O’Brien, Vice Chairman of pdvWireless, commented, “The FCC’s recent issuance of the NOI gives us a prime opportunity to build on the solid progress that we have made in our efforts to assemble support for our proposal. Our vision is to modernize the 900 MHz spectrum band to make it suitable for the development and delivery of customized, highly reliable and secure private network broadband services for business enterprises of all types, especially those in the critical infrastructure community.”

Strong Cash Position

The Company has a strong cash position, with $115.5 million in available cash as of June 30, 2017, a decrease of $8.5 million from March 31, 2017 as the Company continued to further develop its DispatchPlus business and invested in the pursuit and development of its other business and spectrum initiatives.

Conference Call

The Company will host a conference call at 4:45 p.m. EDT today, August 8, 2017, to discuss its first quarter fiscal year 2018 financial results and update investors on its strategic initiatives. Investors in the United States can participate in the earnings call by dialing into the conference line at 888-267-2845 and using the conference code 898452. The earnings call will be available for replay until August 22, 2017 and can be accessed through the pdvWireless Investor Relations website at http://corp.pdvwireless.com/investors/events/.

About pdvWireless

pdvWireless, Inc. is a private wireless communications carrier focused on utilizing its spectrum assets to develop and offer next generation network and mobile communication solutions to critical infrastructure and enterprise customers.  It is the largest holder of licensed nationwide spectrum in the 900 MHz band in the United States and is pursuing regulatory actions that seek to modernize a portion of the 900 MHz band to accommodate the future deployment of broadband technologies and services.  pdvWireless operates private push-to-talk (“PTT”) networks in major markets throughout the United States and, by combining its PTT services with its patented and industry-validated SaaS technology, is improving team communication and field documentation across a wide array of industries, including transportation, distribution, construction, hospitality, waste management and field service. pdvWireless’ mobile workforce applications increase the productivity of field-based workers and the efficiency of their dispatch and call center operations.  pdvWireless' Chairman, Brian McAuley, and Vice Chairman, Morgan O'Brien, were the co-founders of Nextel Communications and have over 60 years of combined experience in two-way radio operations and successfully developing regulatory driven spectrum initiatives to address the unmet wireless communications needs of businesses. pdvWireless is headquartered in Woodland Park, New Jersey.

Non-GAAP Financial Information

This press release and the information contained herein present a non-GAAP financial measure, Adjusted EBITDA, which excludes certain amounts. The Company defines Adjusted EBITDA as net income (loss) with adjustments for depreciation and amortization, interest income (expense)-net, other income (expense)-net, income taxes and stock-based compensation. The Company has included below a reconciliation of net loss, the most directly comparable GAAP financial measure, to Adjusted EBITDA. The Company’s management uses Adjusted EBITDA to evaluate the Company’s performance and provides this financial measure to investors as a supplement to the Company’s reported results because management believes this information provides additional insight into the Company’s operating performance by disregarding certain nonrecurring or non-cash items or items that are not reflective of the day-to-day offering of its services. Adjusted EBITDA should not be considered in isolation, as a substitute for, or as superior to, financial measures calculated in accordance with GAAP, and the Company’s financial results calculated in accordance with GAAP and any reconciliation to those financial statements should be carefully evaluated. The non-GAAP financial measure used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

Forward-Looking Statements

Any statements contained in this press release that do not describe historical facts are forward-looking statements as defined under the Federal securities laws. These forward-looking statements include statements regarding the regulatory status and timing of the Company’s initiatives and related activities involving the FCC, the Company’s spectrum and other business initiatives and opportunities and the Company’s DispatchPlus business and its sales and marketing initiatives. Any forward-looking statements contained herein are based on the Company’s current expectations, but are subject to a number of risks and uncertainties that could cause its actual future results to differ materially from its current expectations or those implied by the forward-looking statements. These risks and uncertainties include, but are not limited to: (i) the Company’s spectrum initiatives and its related activities involving the FCC that the Company is pursuing with the goal of modernizing and realigning the 900 MHz spectrum band to increase its usability and capacity, including the potential future deployment of broadband and other advanced technologies and services, may not be successful on a timely basis or at all, and may require significant time and attention from its senior management team and the expenditure of significant resources; (ii) the Company may not be successful in identifying, developing and commercializing network and mobile communication solutions utilizing its current and future spectrum and commercially available technologies; (iii) the Company has a limited operating history with respect to its recently launched DispatchPlus business; (iv) the Company has had net losses each year since its inception and may not achieve or maintain profitability in the future;

(v) the Company’s indirect sales model may not be successful; (vi) the market for the Company’s DispatchPlus service may not prove to be as large as and/or it may be more difficult for the Company to obtain customers for its DispatchPlus service than it initially expected; (vii) the wireless communication industry is highly competitive and the Company may not be able to compete successfully; and (viii) government regulation could adversely affect the Company’s business and prospects. These and other factors that may affect the Company’s future results or operations are identified and described in more detail in its filings with the Securities and Exchange Commission (the “SEC”), including its Annual Report on Form 10-K for the fiscal year ended March 31, 2017, filed with the SEC on June 6, 2017 and its Report on Form 10-Q for the quarter ended June 30, 2017, filed with the SEC on August 8, 2017. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except as required by applicable law, the Company does not intend to update any of the forward-looking statements to conform these statements to actual results, later events or circumstances or to reflect the occurrence of unanticipated events.

Investor Relations Contacts:

Natasha Vecchiarelli Investor Relations Manager pdvWireless, Inc. 973-531-4397 ir@pdvwireless.com

pdvWireless, Inc.

Consolidated Statements of Operations

(dollars in thousands, except share data)

	Three months ended
	June 30,
	2017	2016
Operating revenues	(Unaudited)	(Unaudited)
Service revenue	$1,105	$765
Spectrum lease revenue	182	182
Other revenue	178	98
Total operating revenues	1,465	1,045
Cost of revenue
Sales and service	1,700	1,584
Gross loss	(235)	(539)
Operating expenses
General and administrative	4,881	7,746
Sales and support	1,686	1,216
Product development	552	573
Total operating expenses	7,119	9,535
Loss from operations	(7,354)	(10,074)
Interest expense	(1)	(1)
Interest income	112	23
Other income (expense)	(17)	—
Loss before income taxes	(7,260)	(10,052)
Income tax expense	650	—
Net loss	$(7,910)	$(10,052)
Net loss per common share basic and diluted	$(0.55)	$(0.70)
Weighted-average common shares used to compute basic and diluted net loss per share	14,437,986	14,375,466

The table below reconciles Adjusted EBITDA to the Company’s GAAP disclosure of net loss.

	Three months ended
	June 30,
	2017	2016
	(Unaudited)	(Unaudited)
Adjusted EBITDA:
Net loss	$(7,910)	$(10,052)
Income tax expense	650	—
Interest income (expense) - net	(111)	(22)
Other income (expense) - net	17	—
Depreciation - Cost of revenue	599	444
Depreciation and amortization - Operating expenses	55	43
Stock-based compensation expense	1,089	1,366
Adjusted EBITDA	$(5,611)	$(8,221)

pdvWireless, Inc.

Consolidated Balance Sheets

(dollars in thousands, except for share data)

	June 30,	March 31,
	2017	2017
	(Unaudited)
ASSETS
Current Assets
Cash and cash equivalents	$115,541	$124,083
Accounts receivable, net of allowance for doubtful accounts of $60 and $53	908	636
Inventory	64	128
Prepaid expenses and other current assets	507	874
Total current assets	117,020	125,721
Property and equipment, net	14,709	14,509
Intangible assets	106,352	104,676
Capitalized patent costs, net	207	210
Other assets	478	370
Total assets	$238,766	$245,486
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable and accrued expenses	$2,484	$3,399
Accounts payable - officers	27	36
Current portion of note payable	497	497
Deferred revenue	838	789
Total current liabilities	3,846	4,721
Noncurrent liabilities
Deferred revenue, net of current portion	4,836	5,033
Deferred income taxes	7,148	6,498
Other liabilities	1,701	1,338
Total liabilities	17,531	17,590
Commitments and contingencies
Stockholders' equity
Preferred stock, $0.0001 par value per share, 10,000,000 shares authorized and no shares outstanding at June 30, 2017 and March 31, 2017	—	—
Common stock, $0.0001 par value per share, 100,000,000 shares authorized and 14,417,869 shares issued and outstanding at June 30, 2017 and 14,358,564 shares issued and outstanding at March 31, 2017	1	1
Additional paid-in capital	331,815	330,566
Accumulated deficit	(110,581)	(102,671)
Total stockholders' equity	221,235	227,896
Total liabilities and stockholders' equity	$238,766	$245,486

pdvWireless, Inc.

Consolidated Statement of Cash Flows

(dollars in thousands)

	Three months ended
	June 30,
	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(7,910)	$(10,052)
Adjustments to reconcile net loss to net cash used by operating activities
Depreciation and amortization	654	487
Non-cash compensation expense attributable to stock awards	1,089	1,366
Deferred income taxes	650	—
Bad debt expense	9	—
Loss on disposal of assets	17	—
Changes in operating assets and liabilities
Accounts receivable	(280)	(62)
Inventory	64	37
Prepaid expenses and other assets	260	(151)
Accounts payable and accrued expenses	(914)	(1,148)
Accounts payable - officers	(9)	(25)
Deferred revenue	(147)	(191)
Other liabilities	143	136
Net cash flows used by operating activities	(6,374)	(9,603)
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of intangible assets	(1,677)	(302)
Purchases of equipment	(651)	(375)
Payments for patent costs	—	(1)
Net cash used by investing activities	(2,328)	(678)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from stock option exercise	160	—
Net cash provided from financing activities	160	—
Net change in cash and cash equivalents	(8,542)	(10,281)
CASH AND CASH EQUIVALENTS
Beginning of the period	124,083	153,463
End of the period	$115,541	$143,182
SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid during the period:
Taxes paid	$8	$8
Non-cash activities:
Capital expenditures included in other liabilities	$217	$—